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                                                                 EXHIBIT 23.3


              [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




        We hereby consent to the use of our name in the "Business" and "Experts" sections of the Registration Statement on Form S-4 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K") into the Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties".



                                /s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
                                ----------------------------------------
                                    Cawley, Gillespie & Associates, Inc.




Fort Worth, Texas
October 22, 1997